Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,706,985
Unrealized Gain (Loss) on Market Value of Commodity Futures	(5,675,775)
Dividend Income	152,015
Interest Income	378,555
ETF Transaction Fees	1,050
Total Income (Loss)	$562,830

Expenses
General Partner Management Fees	$62,289
Professional Fees	11,609
Brokerage Commissions	6,528
Directors' Fees and insurance	2,241
License fees	1,557
Total Expenses	$84,224
Net Income (Loss)	$478,606

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/24	$120,772,249
Additions (100,000 Shares)	7,162,656
Withdrawals ((50,000) Shares)	(3,617,658)
Net Income (Loss)	478,606

Net Asset Value End of Month	$124,795,853
Net Asset Value Per Share (1,750,000 Shares)	$71.31

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596